  FOR IMMEDIATE RELEASE

MERRIMAN HOLDINGS HIRES JACK THRIFT AS CFO

SAN FRANCISCO – January 26, 2011 – Merriman Holdings, Inc. (NASDAQ: MERR), today announced that Jack Thrift has been hired as chief financial officer of the holding company and broker-dealer, Merriman Capital, Inc., effective yesterday, January 24, 2011.  Thrift replaces Peter V. Coleman, who will continue to work for Merriman on a consulting basis.

“As a former partner and CFO of Pacific Growth Equities, Jack understands how to increase operational efficiency and build market share while representing key stakeholders,” said Jon Merriman, co-chairman of Merriman Holdings, Inc. “His talent and relentless work ethic are well known to us. We are very pleased to have him back on the team.”

Thrift has more than 20 years of experience in finance, accounting and operations. He recently served as managing director of operations and partner of SEC-registered investment advisor, White Oak Global Advisors. Before that Thrift was COO of Merriman Asset Management. He served as partner and CFO of Pacific Growth Equities, where he was in charge of accounting, financial analysis and financial operations; he also served as COO of Pacific Growth Equity Management, where he oversaw fund administration and accounting activities for hedge funds and venture funds. Prior to Pacific Growth, Thrift was CFO of Transnational Financial Network, a public mortgage banking firm. where he directed accounting and control functions for the company and managed the accounting, human resources and information technology departments. Earlier in his career, he was a senior manager of assurance services at Deloitte & Touche, where he provided accounting and audit management to financial services clients. At Merriman, Jack reports to the board of directors and Alex Seiler, CEO.

Thrift commented: “The opportunity to join Merriman fulltime as CFO at this early stage in the firm’s renewed growth is an exciting one. I look forward to helping generate consistent profitability while ramping revenue and building shareholder value.  We have a number of exciting strategic opportunities in front of us.”

Merriman added: “Peter was instrumental in helping us rebuild the firm after it sustained grave financial blows at the height of the recession. I am personally grateful for Peter’s hard work, advice and perseverance. On behalf of our entire board and management team, I wish Peter well as he finds new challenges and successes as a turnaround expert.”

About Merriman Holdings, Inc.

Merriman Holdings, Inc. (NASDAQ: MERR) is a financial services firm focused on fast-growing companies and the institutions that invest in them. The company offers high-quality investment banking, equity research, institutional services and corporate & venture services.  Merriman specializes in three industry growth sectors: Clean Technology, Consumer, Media & Internet and Technology. For more information, please go to http://www.merrimanco.com/

Note to Investors

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. This release does not constitute an offer to sell or a solicitation of offers to buy any securities of the Company. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K/A filed on April 30, 2010. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise. The Form 10-K/A filed on April 30, 2010 and the Form 10-Q filed on November 15, 2010, together with this press release and the financial information contained herein, are available on our website, www.merrimanco.com. Please click on "Investor Relations."

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At the Company:
Mike Doran
General Counsel
Merriman Holdings, Inc.
(415) 568-3905